Exhibit 99.1

Dell Record Fiscal Year 2012 Highlighted By Enterprise Solutions and Services Strength

  Revenue of $62.1 billion for the fiscal year, $16 billion in Q4
  Record enterprise solutions and services revenue of $18.6 billion for fiscal year, $4.9 billion in Q4
  Cash flow from operations of $5.5 billion for fiscal year, $1.8 billion in Q4

ROUND ROCK, Texas--(BUSINESS WIRE)--February 21, 2012--Dell’s further expansion as an enterprise solutions and services provider highlighted the company’s most successful financial year ever.

New corporate highs were achieved for a full fiscal year with revenue of $62.1 billion, earnings per share of $1.88 (GAAP) and $2.13 (Non-GAAP), and revenue from enterprise solutions and services of $18.6 billion.

“Our customers think of Dell in much broader terms now, trusting us with their comprehensive IT needs, from the datacenter to the device,” said Michael Dell, chairman and CEO. “We are more committed than ever to both developing and investing in innovative solutions that deliver greater value and better outcomes for our customers.”

“The expanding mix of revenue and earnings from enterprise solutions and services is critical to our future,” said Brian Gladden, Dell chief financial officer. “Our full-year results are a strong reflection of the significant progress we made this year on our strategic priorities.”

Results

  Revenue in the quarter was $16 billion, a 2 percent increase over the previous year. Dell had an extra week in its fiscal year 2012 that was incorporated into the company’s Q4. Revenue for the 2012 fiscal year was $62.1 billion, a 1 percent increase.
  GAAP earnings per share in the quarter was 43 cents, down 10 percent from the previous year; non-GAAP EPS was 51 cents, down 4 percent. For the fiscal year, GAAP EPS was $1.88, up 39 percent year over year and Non-GAAP EPS was $2.13, up 34 percent, both records.
  GAAP operating income for the quarter was $931 billion, or 5.8 percent of revenue. Non-GAAP operating income was $1.1 billion, or 7.1 percent of revenue. For the fiscal year, GAAP operating income was $4.4 billion and non-GAAP operating income was $5.1 billion, both records.
  Cash flow from operations in the quarter was $1.8 billion, and Dell ended Q4 with $18.2 billion in cash and investments. For the fiscal year, Dell spent $2.7 billion to purchase 178 million shares of Dell stock.
Fiscal-Year 2012 Fourth Quarter and Full Year Highlights

	Fourth Quarter			Fiscal Year
(in millions)	FY12	FY11	Change	FY12	FY11	Change
Revenue	$16,031	$15,692	2%	$62,071	$61,494	1%

Operating Income (GAAP)	$931	$1,145	(19)%	$4,431	$3,433	29%
Net Income (GAAP)	$764	$927	(18)%	$3,492	$2,635	33%
EPS (GAAP)	$0.43	$0.48	(10)%	$1.88	$1.35	39%

Operating Income (non-GAAP)	$1,143	$1,286	(11)%	$5,135	$4,149	24%
Net Income (non-GAAP)	$913	$1,018	(10)%	$3,952	$3,106	27%
EPS (non-GAAP)	$0.51	$0.53	(4)%	$2.13	$1.59	34%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility actions and acquisition-related costs, a merger termination fee and certain settlement costs. All comparisons in this press release are year over year unless otherwise noted.

Strategic Highlights:

  Dell Services revenue grew 12 percent to $2.2 billion and represented 14 percent of Dell’s business. The transactional services business increased 14 percent with strong attach rates of Dell premium support services and the outsourcing business grew 8 percent. Services backlog increased 11 percent to $15.5 billion.
  Dell-owned storage grew 33 percent to $463 million, led by offerings based on Dell-owned intellectual property, including Compellent, which had sequential growth of more than 60 percent.
  Server and networking revenue grew 6 percent.

Business Units and Regions:

  Large Enterprise had revenue of $4.9 billion in the quarter, a 5 percent increase with broad-based growth across both client and enterprise solutions and services. Services revenue increased 18 percent. Operating income for the quarter was $461 million, or 9.4 percent of revenue. Revenue for the full year was $18.5 billion, up 4 percent from the previous year.
  Public revenue was $3.9 billion, a 1 percent decrease. The segment was affected by continued weakness in U.S. Federal and Western Europe. Services revenue increased 7 percent and Dell IP storage revenue was up 32 percent. Operating income for the quarter was $327 million, or 8.3 percent of revenue.
  Small and Medium Business revenue grew 6 percent to $4 billion. Enterprise solutions and services revenue was up 18 percent during the quarter to an all-time high of $1.2 billion. Services growth was 28 percent in the quarter. SMB delivered $412 million in operating income, or 10.3 percent of revenue, driven by the better mix of higher-margin enterprise solutions and services.
  Consumer revenue was $3.2 billion, a 2 percent decline for the quarter. Operating income was $39 million or 1.2 percent of revenue, a 43 percent decline. Revenue weakness was largely concentrated in the United States, while revenue from non-U.S. countries grew 10 percent.
  Asia-Pacific and Japan revenue grew 10 percent – including 15 percent growth from China – and EMEA increased 8 percent in the quarter. Americas was down 3 percent. Revenue in Growth Countries – defined as those outside the U.S., Canada, Western Europe and Japan – increased 8 percent in the quarter and 12 percent for the fiscal year. Revenue in the BRIC countries increased 10 percent in the quarter and 15 percent for the fiscal year.

Company Outlook:

The company will continue to prioritize operating income and cash flow. For fiscal 2013, the company expects non-GAAP earnings per share to exceed the record $2.13 it delivered in fiscal 2012 and expects to continue strong execution, with cash flow from operations exceeding net income. For Q1, the company expects revenue to decline approximately 7 percent sequentially, which aligns with normal seasonality adjusted for the fourteenth week.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. As previously announced, the fourth-quarter analyst call with Michael Dell, chairman and CEO; Brian Gladden, CFO; and, Steve Felice, president and chief commercial officer, will be webcast live today at 4:00 CST and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares or hashtag #DellEarnings. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively with non-GAAP gross margin and non-GAAP operating expenses, the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and has presented a detailed discussion of its reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note on Forward-Looking Statements:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, trends relating to enterprise, solutions and services, anticipated customer demand, global macroeconomic uncertainty, and geographic trends, as well as the financial guidance with respect to revenue, cash flow from operations, net income and non-GAAP earnings per share) are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to effectively manage periodic product and services transitions; weak global economic conditions and instability in financial markets; Dell’s ability to generate substantial non-U.S. net revenue; weak economic conditions and additional regulation affecting Dell’s financial services activities; Dell’s ability to achieve favorable pricing from its vendors; Dell’s ability to deliver consistent quality products and services; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; successful implementation of Dell’s acquisition strategy; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; access to the capital markets by Dell or its customers; loss of government contracts; the risk of temporary suspension or debarment from contracting with U.S. federal, state and local governments as a result of settlements of an SEC investigation by Dell and Dell’s Chairman and CEO; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to attract, retain, and motivate key personnel; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended Jan. 28, 2011. In particular, Dell’s expectations with regard to revenue, cash flow from operations, net income and non-GAAP earnings per share for the full fiscal year ending Feb. 1, 2013 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, that macroeconomic uncertainties do not materialize into significant economic difficulties, no significant change in product mix patterns, continued geographic customer demand trends, continued successful demand planning and forecasting, no supply chain disruptions, and no significant adverse component pricing or supply movements. Dell assumes no obligation to update its forward-looking statements.

Consolidated statements of income, financial position and cash flows and other financial data follow.
Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	February 3,	October 28,	January 28,
	2012	2011	2011	Sequential	Yr. to Yr.

Net revenue
Products	$12,925	$12,312	$12,751	5%	1%
Services, including software related	3,106	3,053	2,941	2%	6%
Total net revenue	16,031	15,365	15,692	4%	2%

Cost of net revenue
Products	10,521	9,797	10,337	7%	2%
Services, including software related	2,125	2,099	2,064	1%	3%
Total cost of net revenue	12,646	11,896	12,401	6%	2%

Gross margin	3,385	3,469	3,291	(2%)	3%

Operating expenses
Selling, general and administrative	2,218	2,107	1,977	5%	12%
Research, development and engineering	236	220	169	7%	40%
Total operating expenses	2,454	2,327	2,146	5%	14%

Operating income	931	1,142	1,145	(18%)	(19%)

Interest and other, net	(24)	(70)	(18)	66%	(36%)
Income before income taxes	907	1,072	1,127	(15%)	(20%)
Income tax provision	143	179	200	(20%)	(28%)
Net income	$764	$893	$927	(14%)	(18%)

Earnings per share:
Basic	$0.43	$0.49	$0.48	(12%)	(10%)
Diluted	$0.43	$0.49	$0.48	(12%)	(10%)

Weighted average shares outstanding:
Basic	1,778	1,813	1,924	(2%)	(8%)
Diluted	1,796	1,828	1,938	(2%)	(7%)

Percentage of Total Net Revenue:
Gross margin	21.1%	22.6%	21.0%
Selling, general and administrative	13.8%	13.8%	12.6%
Research and development	1.5%	1.4%	1.1%
Operating expenses	15.3%	15.2%	13.7%
Operating income	5.8%	7.4%	7.3%
Income before income taxes	5.7%	7.0%	7.2%
Net income	4.8%	5.8%	5.9%
Income tax rate	15.8%	16.7%	17.8%

Net Revenue by Product Category:
Servers and Networking	$2,220	$2,089	$2,090	6%	6%
Storage	500	460	574	9%	(13%)
Services	2,179	2,123	1,943	3%	12%
Software and Peripherals	2,558	2,528	2,651	1%	(4%)
Mobility	4,877	4,750	4,850	3%	1%
Desktop PCs	3,697	3,415	3,584	8%	3%
Consolidated net revenue	$16,031	$15,365	$15,692	4%	2%

Percentage of Total Net Revenue:
Servers and Networking	14%	14%	13%
Storage	3%	3%	4%
Services	14%	14%	12%
Software and Peripherals	16%	16%	17%
Mobility	30%	31%	31%
Desktop PCs	23%	22%	23%

Net Revenue by Global Segment:
Large Enterprise	$4,909	$4,487	$4,692	9%	5%
Public	3,949	4,375	3,973	(10%)	(1%)
Small and Medium Business	3,977	3,712	3,749	7%	6%
Consumer	3,196	2,791	3,278	15%	(2%)
Consolidated net revenue	$16,031	$15,365	$15,692	4%	2%

Percentage of Total Net Revenue:
Large Enterprise	30%	29%	30%
Public	25%	29%	25%
Small and Medium Business	25%	24%	24%
Consumer	20%	18%	21%

Consolidated Operating Income:
Large Enterprise	$461	$441	$502
Public	327	463	366
Small and Medium Business	412	386	450
Consumer	39	76	69
Segment operating income	1,239	1,366	1,387
Broad based long-term incentives	(96)	(78)	(101)
Amortization of intangible assets	(104)	(100)	(85)
Severance and facility actions and acquisition-related	(108)	(46)	(56)
Consolidated operating income	$931	$1,142	$1,145

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Fiscal Year Ended		% Growth Rates
	February 3,	January 28,
	2012	2011	Yr. to Yr.

Net revenue
Products	$49,906	$50,002	0%
Services, including software related	12,165	11,492	6%
Total net revenue	62,071	61,494	1%

Cost of net revenue
Products	39,689	42,068	(6%)
Services, including software related	8,571	8,030	7%
Total cost of net revenue	48,260	50,098	(4%)

Gross margin	13,811	11,396	21%

Operating expenses
Selling, general and administrative	8,524	7,302	17%
Research, development and engineering	856	661	30%
Total operating expenses	9,380	7,963	18%

Operating income	4,431	3,433	29%

Interest and other, net(1)	(191)	(83)	(130%)
Income before income taxes	4,240	3,350	27%
Income tax provision	748	715	5%
Net income	$3,492	$2,635	33%

Earnings per share:
Basic	$1.90	$1.36	40%
Diluted	$1.88	$1.35	39%

Weighted average shares outstanding:
Basic	1,838	1,944	(5%)
Diluted	1,853	1,955	(5%)

Percentage of Total Net Revenue:
Gross margin	22.3%	18.5%
Selling, general and administrative	13.7%	11.9%
Research and development	1.5%	1.0%
Operating expenses	15.2%	12.9%
Operating income	7.1%	5.6%
Income before income taxes	6.8%	5.4%
Net income	5.6%	4.3%
Income tax rate	17.6%	21.3%

Net Revenue by Product Category:
Servers and Networking	$8,336	$7,609	10%
Storage	1,943	2,295	(15%)
Services	8,322	7,673	8%
Software and Peripherals	10,222	10,261	0%
Mobility	19,104	18,971	1%
Desktop PCs	14,144	14,685	(4%)
Consolidated net revenue	$62,071	$61,494	1%

Percentage of Total Net Revenue:
Servers and Networking	13%	12%
Storage	3%	4%
Services	13%	12%
Software and Peripherals	17%	17%
Mobility	31%	31%
Desktop PCs	23%	24%

Net Revenue by Global Segment:
Large Enterprise	$18,457	$17,813	4%
Public	16,548	16,851	(2%)
Small and Medium Business	15,166	14,473	5%
Consumer	11,900	12,357	(4%)
Consolidated net revenue	$62,071	$61,494	1%

Percentage of Total Net Revenue:
Large Enterprise	30%	29%
Public	27%	27%
Small and Medium Business	24%	24%
Consumer	19%	20%

Consolidated Operating Income:
Large Enterprise	$1,854	$1,473
Public	1,644	1,484
Small and Medium Business	1,665	1,477
Consumer	324	65
Segment operating income	5,487	4,499
Broad based long-term incentives	(352)	(350)
Amortization of intangible assets	(391)	(349)
Severance and facility actions and acquisition-related	(313)	(227)
Other(2)	-	(140)
Consolidated operating income	$4,431	$3,433

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Interest and other, net for the fiscal year ended January 28, 2011 includes Dell’s receipt of a $72 million merger termination fee.

(2) Other for the fiscal year ended January 28, 2011 includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	February 3,	October 28,	January 28,
	2012	2011	2011
Assets:
Current assets:
Cash and cash equivalents	$13,852	$13,293	$13,913
Short-term investments	966	545	452
Accounts receivable, net	6,476	6,690	6,493
Short-term financing receivables, net	3,327	3,326	3,643
Inventories, net	1,404	1,397	1,301
Other current assets	3,423	3,005	3,219
Total current assets	29,448	28,256	29,021
Property, plant and equipment, net	2,124	2,123	1,953
Long-term investments	3,404	2,183	704
Long-term financing receivables, net	1,372	1,279	799
Goodwill	5,838	5,943	4,365
Purchased intangible assets, net	1,857	1,957	1,495
Other non-current assets	490	302	262
Total assets	$44,533	$42,043	$38,599

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term debt	$2,867	$1,831	$851
Accounts payable	11,656	11,107	11,293
Accrued and other	3,934	3,816	4,181
Short-term deferred services revenue	3,544	3,465	3,158
Total current liabilities	22,001	20,219	19,483
Long-term debt	6,387	6,430	5,146
Long-term deferred services revenue	3,836	3,744	3,518
Other non-current liabilities	3,392	2,987	2,686
Total liabilities	35,616	33,380	30,833
Total stockholders' equity	8,917	8,663	7,766
Total liabilities and equity	$44,533	$42,043	$38,599

Ratios:
Days of sales outstanding(1)	42	42	40
Days supply in inventory	11	11	9
Days in accounts payable	(89)	(84)	(82)
Cash conversion cycle	(36)	(31)	(33)

Average total revenue/unit (approximate)	$1,330	$1,390	$1,360

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At February 3, 2012, October 28, 2011, and January 28, 2011, DSO and days of customer shipments not yet recognized were 39 and 3 days, 39 and 3 days, 37 and 3 days, respectively.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3,	January 28,	February 3,	January 28,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$764	$927	$3,492	$2,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	249	225	936	970
Stock-based compensation	101	107	362	332
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	14	(27)	(5)	(4)
Provision for doubtful accounts - including financing receivables	67	83	234	382
Other	85	12	40	(19)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	137	(119)	(53)	(707)
Financing receivables	(210)	(250)	(372)	(709)
Inventories	(6)	(7)	(52)	(248)
Other assets	(251)	(227)	(28)	516
Accounts payable	558	24	327	(151)
Deferred services revenue	180	149	720	551
Accrued and other liabilities	149	586	(74)	421
Change in cash from operating activities	1,837	1,483	5,527	3,969

Cash flows from investing activities:
Investments:
Purchases	(2,237)	(174)	(4,656)	(1,360)
Maturities and sales	579	174	1,435	1,358
Capital expenditures	(165)	(160)	(675)	(444)
Proceeds from sale of facility and land	2	-	14	18
Purchase of financing receivables	-	-	-	(430)
Collections on purchased financing receivables	74	49	278	69
Acquisition of business, net of cash received	2	(130)	(2,562)	(376)
Change in cash from investing activities	(1,745)	(241)	(6,166)	(1,165)
Cash flows from financing activities:
Repurchase of common stock	(537)	(200)	(2,717)	(800)
Issuance of common stock under employee plans	6	1	40	12
Issuance (repayment) of commercial paper (maturity 90 days or less), net	635	-	635	(176)
Proceeds from debt	733	515	4,050	3,069
Repayments of debt	(380)	(515)	(1,435)	(1,630)
Other	1	-	4	2
Change in cash from financing activities	458	(199)	577	477

Effect of exchange rate changes on cash and cash equivalents	9	(19)	1	(3)

Change in cash and cash equivalents	559	1,024	(61)	3,278

Cash and cash equivalents at beginning of period	13,293	12,889	13,913	10,635
Cash and cash equivalents at end of period	$13,852	$13,913	$13,852	$13,913

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	February 3,	October 28,	January 28,
	2012	2011	2011	Sequential	Yr. to Yr.

GAAP gross margin	$3,385	$3,469	$3,291	(2%)	3%

Non-GAAP adjustments:
Amortization of intangibles	83	77	69
Severance and facility actions and acquisition-related	15	-	8
Non-GAAP gross margin	$3,483	$3,546	$3,368	(2%)	3%

GAAP operating expenses	$2,454	$2,327	$2,146	5%	14%

Non-GAAP adjustments:
Amortization of intangibles	(21)	(23)	(16)
Severance and facility actions and acquisition-related	(93)	(46)	(48)
Non-GAAP operating expenses	$2,340	$2,258	$2,082	4%	12%

GAAP operating income	$931	$1,142	$1,145	(18%)	(19%)

Non-GAAP adjustments:
Amortization of intangibles	104	100	85
Severance and facility actions and acquisition-related	108	46	56
Non-GAAP operating income	$1,143	$1,288	$1,286	(11%)	(11%)

GAAP net income	$764	$893	$927	(14%)	(18%)

Non-GAAP adjustments:
Amortization of intangibles	104	100	85
Severance and facility actions and acquisition-related	108	46	56
Aggregate adjustment for income taxes	(63)	(56)	(50)
Non-GAAP net income	$913	$983	$1,018	(7%)	(10%)

GAAP earnings per share - diluted	$0.43	$0.49	$0.48	(12%)	(10%)
Non-GAAP adjustments per share - diluted	0.08	0.05	0.05
Non-GAAP earnings per share - diluted	$0.51	$0.54	$0.53	(6%)	(4%)

Diluted WAS	1,796	1,828	1,938

Percentage of Total Net Revenue:

GAAP gross margin	21.1%	22.6%	21.0%
Non-GAAP adjustment	0.6%	0.5%	0.5%
Non-GAAP gross margin	21.7%	23.1%	21.5%

GAAP operating expenses	15.3%	15.2%	13.7%
Non-GAAP adjustment	(0.7%)	(0.5%)	(0.4%)
Non-GAAP operating expenses	14.6%	14.7%	13.3%

GAAP operating income	5.8%	7.4%	7.3%
Non-GAAP adjustment	1.3%	1.0%	0.9%
Non-GAAP operating income	7.1%	8.4%	8.2%

GAAP net income	4.8%	5.8%	5.9%
Non-GAAP adjustment	0.9%	0.6%	0.6%
Non-GAAP net income	5.7%	6.4%	6.5%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Fiscal Year Ended		% Growth Rates
	February 3,	January 28,
	2012	2011	Yr. to Yr.

GAAP gross margin	$13,811	$11,396	21%

Non-GAAP adjustments:
Amortization of intangibles	305	278
Severance and facility actions and acquisition-related	49	57
Non-GAAP gross margin	$14,165	$11,731	21%

GAAP operating expenses	$9,380	$7,963	18%

Non-GAAP adjustments:
Amortization of intangibles	(86)	(71)
Severance and facility actions and acquisition-related	(264)	(170)
Other(1)	-	(140)
Non-GAAP operating expenses	$9,030	$7,582	19%

GAAP operating income	$4,431	$3,433	29%

Non-GAAP adjustments:
Amortization of intangibles	391	349
Severance and facility actions and acquisition-related	313	227
Other(1)	-	140
Non-GAAP operating income	$5,135	$4,149	24%

GAAP net income	$3,492	$2,635	33%

Non-GAAP adjustments:
Amortization of intangibles	391	349
Severance and facility actions and acquisition-related	313	227
Other(1)	-	68
Aggregate adjustment for income taxes	(244)	(173)
Non-GAAP net income	$3,952	$3,106	27%

GAAP earnings per share - diluted	$1.88	$1.35	39%
Non-GAAP adjustments per share - diluted	0.25	0.24
Non-GAAP earnings per share - diluted	$2.13	$1.59	34%

Diluted WAS	1,853	1,955

Percentage of Total Net Revenue:

GAAP gross margin	22.3%	18.5%
Non-GAAP adjustment	0.5%	0.6%
Non-GAAP gross margin	22.8%	19.1%

GAAP operating expenses	15.2%	12.9%
Non-GAAP adjustment	(0.7%)	(0.6%)
Non-GAAP operating expenses	14.5%	12.3%

GAAP operating income	7.1%	5.6%
Non-GAAP adjustment	1.2%	1.1%
Non-GAAP operating income	8.3%	6.7%

GAAP net income	5.6%	4.3%
Non-GAAP adjustment	0.8%	0.8%
Non-GAAP net income	6.4%	5.1%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Other for the fiscal year ended January 28, 2011 includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter, which are both recorded in operating expenses, offset by Dell's receipt of a $72 million merger termination fee, which is recorded in Interest and Other, Net.

USE OF NON-GAAP FINANCIAL MEASURES

Dell uses non-GAAP financial measures to supplement the financial information presented on a GAAP basis. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of Dell's underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better project Dell’s future consolidated financial performance because Dell’s forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Dell believes these non-GAAP financial measures will provide investors with useful information to help them evaluate Dell's operating results by facilitating an enhanced understanding of Dell's operating performance, and enabling them to make more meaningful period to period comparisons. Non-GAAP projections for Fiscal 2013, which are forward looking non-GAAP financial measures, exclude acquisition-related charges, severance and facility action costs, and amortization of purchased intangible assets related to acquisitions, some of which Dell cannot forecast with certainty or accuracy due to their inherently indefinite and contingent nature, thereby preventing Dell from reconciling its projections to GAAP. The historical non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude these same items as well as amounts for the settlements related to the SEC investigation and a securities litigation matter, which were both incurred during the first quarter of Fiscal 2011, and a merger termination fee, which was received during the third quarter of Fiscal 2011. Dell provides more detail below regarding each of these items and our reasons for excluding them. In future fiscal periods, Dell expects that it may again exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

  Severance and Facility Actions and Acquisition-related Costs - Severance and facility action costs are primarily related to facilities charges including accelerated depreciation and severance and benefits for employees terminated pursuant to cost synergies related to strategic acquisitions and actions taken as part of a comprehensive review of costs. Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, and other costs. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of employees, costs related to full-time employees who are working on the integration, and consulting expenses. Severance and facility actions and acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although Dell may incur these types of expenses in the future, Dell believes eliminating these charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Amortization of Intangible Assets - Amortization of purchased intangible assets consists primarily of amortization of customer relationships, acquired technology, non-compete covenants, and trade names purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s consolidated financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Other Fees and Settlements - Dell also adjusts its GAAP results for certain fees and settlements. During the third quarter of Fiscal 2011, Dell received $72 million from 3PAR inc ("3PAR") for 3PAR's termination of its merger agreement with Dell. For the first quarter of Fiscal 2011, Dell recorded a $100 million settlement amount for the SEC investigation into certain of Dell's accounting and financial matters, which was initiated in 2005, and also incurred $40 million for a securities litigation class action lawsuit that was filed against Dell during Fiscal 2007. Dell is excluding these fees and settlements from the operating results of Fiscal 2011 for the purpose of calculating the non-GAAP financial measures because it believes these settlements are outside Dell’s ordinary course of business and do not contribute to a meaningful evaluation of Dell’s current operating performance.
  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

There are limitations to the use of non-GAAP financial measures. Dell's non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Further, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying on Dell’s GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as substitutes for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Dell provides detailed reconciliations of each historical non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include such non-GAAP historical financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any historical non-GAAP financial measures.

CONTACT:
Dell
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David Frink, 512-728-2678
david_frink@dell.com
or
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
Investor Relations:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
Michael McMullen, 512-724-4448
michael_mcmullen@dell.com
or
David Mehok, 512-728-4225
david_mehok@dell.com